UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 13, 2007
MOVENTIS CAPITAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-29285	52-2058364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1959-152nd. Street - Suite 304 - White Rock, BC V4A-9P3
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  604-535-3900

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The description of the material agreement is described under Item 5.02 of this Current Report on Form 8-K and is incorporated herein by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On March 13, 2007, Walter Kloeble resigned as chief financial officer and as a director of Moventis Capital, Inc. ("Moventis").
Mr. Kloeble's resignation was due to his retirement and did not result from any disagreement with Moventis on any matter relating to its operations, policies or practices.

(b) Effective March 13, 2007, Mr. Tom Gill, age 47, was hired as chief financial officer of Moventis. From 1995 to 2003, Mr. Gill was chief financial officer and chief operating officer at Silent Witness Enterprises, Ltd., a NASDAQ and TSX listed corporation which was acquired by Honeywell Video Systems in 2003.
In 2003 and 2004 Mr. Gill was Vice-President of Global Marketing for Honeywell Video Systems.
Mr. Gill was president of TG Consulting a privately held business consulting firm from 2004 to 2007.

Mr. Gill's base salary will be US $100,000 per annum, reviewed after each fiscal year-end. He will be eligible to earn a performance bonus based on the earnings (EBITDA) of the Company and a performance bonus based on the value of acquisitions completed by the Company.  In addition, Mr. Gill was provided 550,000 stock options under the Company's Incentive Stock Option Plan with an exercise price of US $.55 and a 5-year term, vesting over three years.

Over the last two years and under disclosure requirements of Item 404(a) of Regulation S-B, Mr. Gill has had direct or indirect material interest in the following transactions with Moventis as the issuer:

i) On February 28, 2006 Mr. Gill was issued 75,000 shares of Common Stock of Moventis and options to purchase 25,000 additional shares of Common Stock of Moventis with an exercise price of US $0.35 in consideration for joining the Company's Board of Advisors.

ii) On October 1, 2006 BC 532771 a company that Mr. Gill is the president and major shareholder purchased nine (9) units of a three year Convertible Secured Debenture (the "Debenture") in Moventis for an aggregate value of US $225,000.
Details of the Debenture are set forth in Moventis' Quarterly Reports on Form 10-QSB for the fiscal quarter ended December 31, 2006 is incorporated herein by reference.

iii)
On October 1, 2006 BC 503949 Ltd. a company that Mr. Gill is the president and major shareholder purchased nine (9) units of a three year Convertible Secured Debenture (the "Debenture") in Moventis for an aggregate value of US $225,000.
Details of the Debenture are set forth in Moventis' Quarterly Reports on Form 10-QSB for the fiscal quarter ended December 31, 2006 is incorporated herein by reference.

(c) Effective March 13, 2007, Mr.Gill has been appointed to Moventis' board of directors to fill the vacancy resulting from Mr. Kloeble's resignation.
Mr. Gill is currently a contract CFO and a member of the board of directors for Cantronics Systems Inc. a company listed on the TSX Venture Exchange.

Item 9.01 Financial Statements and Exhibits.
(d)

Exhibits
EX-10.1	Employment agreement with Gill dated March 13, 2007
EX-99.1	News release of Moventis Capital Inc., dated March 15, 2007 regarding the appointment of Mr. Gill.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2007	By:	/s/ Blake Ponuick
Blake Ponuick Chief Executive Officer